EXHIBIT 32.1

Certification by the Chief Executive Officer Pursuant to
18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report of Northwest Airlines Corporation (the “Company”) on Form 10-K, as supplemented by this Form 10-K/A, for the period ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Douglas M. Steenland, President and Chief Executive Officer of NWA Corp., certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of NWA Corp.

Date: April 30, 2007

/s/ DOUGLAS M. STEENLAND
Douglas M. Steenland
President and Chief Executive Officer

This certification accompanies this Report on Form 10-K/A pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by NWA Corp. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that NWA Corp. specifically incorporates it by reference.

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